EXHIBIT 99.1

Steel Partners Holdings Reports Fourth Quarter Results and
Announces Release of Annual Letter from Executive Chairman

NEW YORK, N.Y., February 28, 2020 - Steel Partners Holdings L.P. (NYSE: SPLP) reported results for the quarter ended December 31, 2019, as summarized in the following paragraphs. We encourage investors to read our 2020 Annual Letter, which is posted under the "Investor Relations" section of our website (www.steelpartners.com).

The Company continues to examine all of its options and strategies to increase cash flow and stakeholder value for the long term.

•	Reduce corporate overhead, lower costs, reduce complexity and improve communications,
•	Focus investment capital on our core businesses and make synergistic bolt-on acquisitions,
•	Eliminate unprofitable investments, divest non-core assets and explore strategic alternatives for some of our businesses, and
•	Use proceeds to pay down debt and repurchase our units

"This year marks the 30th anniversary of Steel Partners. Our management team is focused on reducing costs, including but not limited to our corporate overhead, and the sale of non-core assets, including real estate. We have eliminated unprofitable businesses and investments. We expect the savings and proceeds will be used to pay down debt and repurchase our common units. We continuously evaluate the retention and disposition of existing operations, as well as investigate possible synergistic acquisitions. As 2020 unfolds, we expect to simplify our organizational structure and to maximize free cash flow and returns on invested capital," said Warren Lichtenstein, Executive Chairman of Steel Partners.

Financial Overview

Fourth quarter of 2019 compared with fourth quarter of 2018

•	Revenue for the 2019 fourth quarter decreased to $364.2 million from $378.6 million for the same period in 2018.
•	Loss before income taxes and equity method investments for the 2019 fourth quarter was $37.1 million, as compared to a loss of $11.8 million for the same period in 2018.
•
Net loss attributable to the Company's common unitholders for the 2019 fourth quarter was $29.9 million, or $1.20 per basic and diluted common unit, as compared to a loss of $30.5 million, or $1.19 per basic and diluted common unit, for the same period in 2018.

•	The Company generated $42.8 million in Adjusted EBITDA for the quarter, as compared to $38.7 million for the same period in 2018.

Year ended December 31, 2019 compared with year ended December 31, 2018

•	Revenue for the year ended December 31, 2019 was $1.6 billion, which was relatively flat as compared to 2018.
•	Income before income taxes and equity method investments for 2019 was $27.8 million, as compared to a loss of $9.4 million in 2018.
•
Net income attributable to the Company's common unitholders for the year was $4.0 million, or $0.16 per basic and diluted common unit, as compared to a loss of $32.6 million, or $1.25 per basic and diluted common unit, in 2018.

•	The Company generated $185.4 million in Adjusted EBITDA for the year ended December 31, 2019, as compared to $183.8 million in 2018.

The Company is presenting Adjusted EBITDA to assist investors with their understanding of Steel Partners' results of operations and financial condition. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

Recent Developments

•
In July 2019, the Company entered into a $30.0 million settlement of a stockholder class action related to its 2017 acquisition of the remaining outstanding shares of Handy & Harman Ltd. not already owned by the Company or its affiliates. The settlement was approved by the court and paid in December 2019. Our insurance carriers agreed to contribute an aggregate of $17.5 million toward the settlement amount, while the Company recorded a charge of $12.5 million during the twelve months ended December 31, 2019.

•
During the fourth quarter of 2019, the Company settled the federal portion of its previously disclosed Internal Revenue Service audit associated with the Company's 2015 sale of Arlon, LLC and remitted payment in settlement of this matter to the Internal Revenue Service of $22.4 million, including accrued interest, in February 2020.

•
On January 31, 2020, the Company announced that its subsidiary, API Group Limited, and certain of its affiliates commenced administration proceedings in the United Kingdom. In the United States, API Americas Inc. voluntarily filed for Chapter 11 proceedings in Bankruptcy Court on February 2, 2020. The purpose of these proceedings is to facilitate an orderly sale or wind-down of API's operations. API's loss before interest expense and income taxes was $93.8 million for the year ended December 31, 2019, including goodwill and other non-cash asset impairments totaling $71.5 million recorded in the Company's Diversified Industrial segment. The Company will deconsolidate the API entities on the previously noted filing dates as it no longer holds a controlling financial interest as of those dates, and accordingly, the results of API are expected to be presented as a discontinued operation in future reporting periods.

•
On February 6, 2020, the Company redeemed 1,600,000 preferred units at a price equal to $25.00 per unit, plus an amount of $0.22 per unit, equal to any accumulated and unpaid distributions up to, but excluding, the redemption date, for a total payment of approximately $40.4 million.

2020 Outlook

Based on current information, Steel Partners expects 2020 first quarter revenue from continuing operations between $327 million and $343 million and Adjusted EBITDA between $37 million and $46 million. The Company anticipates revenue from continuing operations for the full 2020 year between $1.4 billion and $1.5 billion and Adjusted EBITDA between $222 million and $245 million.

Financial Tables

Financial Summary (quarterly data unaudited)

(in thousands, except per common unit)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$364,173	$378,613	$1,561,771	$1,584,614
Costs and expenses, excluding realized and unrealized losses (gains) on securities	379,844	375,890	1,581,325	1,531,450
Realized and unrealized losses (gains) on securities, net	21,405	14,557	(47,315)	62,586
Total costs and expenses	401,249	390,447	1,534,010	1,594,036
(Loss) income before income taxes and equity method investments	(37,076)	(11,834)	27,761	(9,422)
Income tax (benefit) provision	(15,488)	3,519	15,865	12,559
Loss of associated companies, net of taxes	8,451	14,650	8,043	9,509
Net (loss) income	(30,039)	(30,003)	3,853	(31,490)
Net loss (income) attributable to noncontrolling interests in consolidated entities	126	(470)	97	(1,114)
Net (loss) income attributable to common unitholders	$(29,913)	$(30,473)	$3,950	$(32,604)

Net (loss) income per common unit - basic and diluted	$(1.20)	$(1.19)	$0.16	$(1.25)

Capital expenditures	$13,916	$13,488	$43,024	$47,085

Balance Sheet Data

(in thousands, except common and preferred units)	December 31,
	2019	2018
Cash and cash equivalents	$148,348	$334,884
WebBank cash and cash equivalents	125,047	281,566
Cash and cash equivalents, excluding WebBank	$23,301	$53,318
Marketable securities	$220	$1,439
Long-term investments	$275,836	$258,044
Total debt	$408,541	$481,989
Preferred unit liability, including current portion of $39,782 and $0, respectively	$184,029	$180,340
Common units outstanding	25,023,128	25,294,003
Preferred units outstanding	7,927,288	7,927,288

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:
(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income	$(30,039)	$(30,003)	$3,853	$(31,490)
Income tax (benefit) provision	(15,488)	3,519	15,865	12,559
(Loss) income before income taxes	(45,527)	(26,484)	19,718	(18,931)
Add (Deduct):
Loss of associated companies, net of taxes	8,451	14,650	8,043	9,509
Realized and unrealized losses (gains) on securities, net	21,405	14,557	(47,315)	62,586
Interest expense	9,323	10,920	41,409	39,234
Depreciation	12,907	13,297	49,914	50,465
Amortization	5,604	7,094	22,352	29,858
Non-cash goodwill impairment charges	—	—	41,853	—
Non-cash asset impairment charges	29,591	8,108	30,506	8,108
Non-cash pension expense	2,215	834	8,124	2,923
Non-cash equity-based compensation	145	137	779	644
Amortization of fair value adjustments to acquisition-date inventories	—	128	—	1,019
Other items, net	(1,304)	(4,584)	9,990	(1,638)
Adjusted EBITDA	$42,810	$38,657	$185,373	$183,777

Segment Results (quarterly data unaudited)

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Diversified industrial	$279,285	$298,078	$1,226,365	$1,286,665
Energy	37,307	41,942	163,972	175,950
Financial services	47,581	38,593	171,434	121,999
Total revenue	$364,173	$378,613	$1,561,771	$1,584,614

(Loss) income before interest expense and income taxes:
Diversified industrial	$(23,285)	$(1,921)	$(20,430)	$56,057
Energy	(2,650)	(3,264)	(1,850)	(9,012)
Financial services	21,166	19,011	68,560	54,544
Corporate and other	(31,435)	(29,390)	14,847	(81,286)
(Loss) income before interest expense and income taxes	(36,204)	(15,564)	61,127	20,303
Interest expense	9,323	10,920	41,409	39,234
Income tax (benefit) provision	(15,488)	3,519	15,865	12,559
Net (loss) income	$(30,039)	$(30,003)	$3,853	$(31,490)

Loss of associated companies, net of taxes:
Corporate and other	$(8,451)	$(14,650)	$(8,043)	$(9,509)
Total	$(8,451)	$(14,650)	$(8,043)	$(9,509)

Segment depreciation and amortization:
Diversified industrial	$13,983	$15,262	$54,141	$59,582
Energy	4,374	5,002	17,548	20,214
Financial services	114	94	423	397
Corporate and other	40	33	154	130
Total depreciation and amortization	$18,511	$20,391	$72,266	$80,323

Segment Adjusted EBITDA:
Diversified industrial	$23,152	$21,811	$116,432	$131,218
Energy	1,500	1,815	15,436	11,219
Financial services	20,360	19,213	65,374	56,202
Corporate and other	(2,202)	(4,182)	(11,869)	(14,862)
Total Adjusted EBITDA	$42,810	$38,657	$185,373	$183,777

During the three months and year ended December 31, 2019, the Company's investment gains and losses, including income or loss of associated companies, have been classified in its Corporate and Other segment and interest expense, excluding the Financial Services segment's finance interest expense, has been removed from the measurement of segment results. Comparable 2018 balances have been reclassified to conform with the current year presentation.

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about SPLP, its business, and its financial condition. The Company defines Adjusted EBITDA as net income or loss before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or loss, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•	Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•	Adjusted EBITDA does not reflect the Company's interest expense;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•	Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation; and
•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing SPLP.

The Company reconciles Adjusted EBITDA to net income or loss, which does not include amounts reported under U.S. GAAP related to noncontrolling interests in consolidated entities, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenue and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking, and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects, and opportunities. SPLP has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects or opportunities in 2020 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, our need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of our new and existing products, our ability to deploy our capital in a manner that maximizes unitholder value, the ability to identify suitable acquisition candidates or investment opportunities for our core businesses, the inability to realize the benefits of net operating losses of our affiliates and subsidiaries, the ability to consolidate and manage our newly acquired businesses, fluctuations in demand for our products and services, general economic conditions, public health crises (such as the ongoing coronavirus outbreak), the possible volatility our common or preferred unit price, the potential fluctuation in our operating results and other risks detailed from time to time in filings we make with the SEC. Although SPLP believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2019, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact:	Steel Partners Holdings L.P.
Jennifer Golembeske, 212-520-2300
jgolembeske@steelpartners.com